EXHIBIT 99.1

                Jack Anthony to Resign From VaxGen's Board After
                Accepting CEO Position at Osprey Pharmaceuticals

      South San Francisco, Calif. - September 28, 2007 - VaxGen, Inc. (Pink
Sheets: VXGN.PK) announced today that Jack Anthony has resigned from the company's Board of Directors as a result of accepting the CEO position at Osprey Pharmaceuticals. The Osprey Board has required that Mr. Anthony relinquish all corporate directorships in accepting this position. Mr. Anthony's resignation is effective immediately.

      "On behalf of VaxGen's directors and officers, I want to thank Jack for his service to the company and its stockholders, and for his many contributions to our efforts in pursuit of a strategic transaction," said James P. Panek, VaxGen's President and CEO. "Since his appointment to the Board in May, Jack has lent his active and expert assistance in helping us formulate and consider various strategic alternatives. We wish him the very best, and know that he will be a tremendous asset to Osprey." VaxGen continues to seek qualified independent director candidates who will contribute to its efforts in pursuit of strategic alternatives.

      About VaxGen

      VaxGen is a biopharmaceutical company based in Brisbane, California. For more information, please visit the company's web site at www.vaxgen.com.

            Note: This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation, statements regarding the anticipated filing of the company's outstanding quarterly reports and its application for listing of its common stock. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contact:
Matthew J. Pfeffer
CFO
(650) 624-2477


                                       1